Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
Urban Edge Properties
Urban Edge Properties LP
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type		Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Urban Edge Properties
Fees to Be Paid	Debt	1	Debt Securities	Rule 457(r)	—	—	—	—	—	—	—	—	—
	Equity	2	Common Shares, par value $0.01 per share	Rule 457(r)	—	—	—	—	—	—	—	—	—
	Equity	3	Preferred Shares, par value $0.01 per share	Rule 457(r)	—	—	—	—	—	—	—	—	—
	Equity	4	Depository Shares representing interest in Preferred Shares	Rule 457(r)	—	—	—	—	—	—	—	—	—
Urban Edge Properties LP
Fees to Be Paid	Debt	5	Debt Securities	Rule 457(r)	—	—	—	—	—	—	—	—	—
	Other	6	Guarantees of Debt Securities	Rule 457(r)	—	—	—	—	—	—	—	—	—
Fees Previously Paid	—		—	—	—	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	Equity	7	Common Shares, par value $0.01 per share	Rule 415(a)(6)	—	—	$117,193,000	—	—	S-3	333-266885	August 15, 2022	$10,863.79
		8	Total Offering Amounts				$117,193,000		—
	Total Fees Previously Paid								—
	Total Fee Offsets								—
		8	Net Fee Due						—

Offering Note

1
Note 1.a: This registration statement covers an indeterminate amount of the securities of each identified class of securities, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

Note 1.b: Debt securities issued by Urban Edge Properties may be accompanied by guarantees to be issued by Urban Edge Properties LP.

Note 1.c: Debt securities are issuable in series as senior debt securities or subordinated debt securities, which may be convertible into or exchangeable for common shares or preferred shares of Urban Edge Properties.

2	Please see Offering Note 1.a.
3	Please see Offering Note 1.a.
4	Each depositary share will be evidenced by a depositary receipt, representing an interest in a fractional preferred share, and will be issued under a deposit agreement. Please see Offering Note 1.a.
5	Please see Offering Notes 1.a. and 1.c.
6	Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any such guarantees. Please see Offering Note 1.a.
7	Urban Edge Properties previously registered the offer and sale of common shares, par value $0.01 per share, having an aggregate offering price of up to $250,000,000 by means of a prospectus supplement filed pursuant to Rule 424(b)(5) under the Securities Act on August 16, 2022 (the “2022 ATM Prospectus Supplement”), pursuant to the Company’s registration statement on Form S-3ASR (File No. 333-266885) filed with the Securities and Exchange Commission (“SEC”) on August 15, 2022 (the “2022 Registration Statement”). In connection with the filing of the 2022 ATM Prospectus Supplement, the Company paid a filing fee of $23,175 in connection with the registration of common shares having a maximum aggregate offering price of $250,000,000 to be issued and sold as part of an “at-the-market” offering. Of those common shares, shares having an aggregate offering price of $132,807,000 have been sold and shares with a maximum aggregate offering price of $117,193,000 remain unsold (the “Carry Forward Securities”). Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include the Carry Forward Securities, and the registration fees totaling $10,863.79 that were previously paid on August 16, 2022 with respect to the Carry Forward Securities will continue to be applied to the Carry Forward Securities. Pursuant to Rule 415(a)(6), the offering of the Carry Forward Securities under the 2022 Registration Statement will be deemed terminated as of the effective date of this registration statement.
8
In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, Urban Edge Properties and Urban Edge Properties LP are deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a “pay-as-you-go” basis.

Please see Offering Note 7.